Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 15, 2002, relating to the consolidated financial statements of Headwaters Incorporated for September 30, 2001, which appears in Headwaters Incorporated's Annual Report on Form 10-K for the year ended September 30, 2003.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah
March 17, 2004